EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Agouron Pharmaceuticals, Inc., Agouron Pharmaceuticals and Oncology Division of our report dated July 16, 1998, relating to the financial statements of Agouron Pharmaceuticals, Inc. and our reports dated August 10, 1998, relating to the financial statements of Agouron Pharmaceuticals and Oncology Division, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP

San Diego, California
October 2, 1998